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Exhibit 23

Independent Auditors' Consent

The Board of Directors
Samsonite Corporation:

        We consent to the incorporation by reference in the registration statements (Nos. 333-05467, 333-19281, 333-20775, 333-28663, 333-52185, 333-53935, and 333-57014) on Form S-8 of Samsonite Corporation of our report dated March 22, 2004 with respect to the consolidated balance sheets of Samsonite Corporation and subsidiaries as of January 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended January 31, 2004, and the related financial statement schedule, which report appears in the January 31, 2004, annual report on Form 10-K of Samsonite Corporation.

        Our report refers to changes in accounting related to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002 and Statement of Financial Accounting Standards No. 145, in 2003.

                      KPMG LLP

Denver, Colorado
April 21, 2004

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Independent Auditors' Consent